UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2010

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos, California 94022
(Address of principal executive offices, including ZIP code)

(650) 947-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01— Entry into a Material Definitive Agreement.

Settlement Agreement

On January 19, 2010, Rambus Inc. (“Rambus”), Samsung Electronics Co., Ltd. (“Samsung”) and certain related entities of Samsung entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the parties have agreed that they will release all claims against each other with respect to all outstanding litigation between them and certain other potential claims.  Under the Settlement Agreement, Samsung has agreed to pay Rambus $200,000,000 in cash in two installments in the current quarter, and releases will be effective and dismissals of litigation filed with the appropriate courts when the second of these installment payments is received.  Pursuant to the Settlement Agreement, Rambus and Samsung entered into a Semiconductor Patent License Agreement on January 19, 2010 (the “License Agreement”), under which Samsung licenses from Rambus non-exclusive rights to certain Rambus patents and has agreed to pay Rambus cash amounts equal to $25,000,000 per quarter, commencing in the current quarter, subject to certain adjustments and conditions, over the next five years, as described in more detail under “License Agreement” below.  In addition, the Settlement Agreement provided for Samsung to acquire 9,576,250 shares of common stock of Rambus for $200,000,000 in cash pursuant to the terms of a Stock Purchase Agreement dated January 19, 2010 (the “Stock Purchase Agreement”), as described in more detail under “Stock Purchase Agreement” below.  Finally, pursuant to the Settlement Agreement, Rambus and Samsung signed a memorandum of understanding described under Item 8.01 below.

License Agreement

Under the License Agreement, Rambus has granted to Samsung and its subsidiaries (i) a paid-up perpetual patent license for certain identified Samsung DRAM products (these Samsung DRAM products generally include all existing DRAM products aside from the Rambus proprietary products) and (ii) a five-year term patent license to all other semiconductor products.  Each license is a non-exclusive, non-transferable, royalty-bearing, worldwide patent license, without the right to sublicense, solely under the applicable patent claims of Rambus for such licensed products, to make (including have made), use, sell, offer for sale and/or import such licensed products until the expiration or termination of the license pursuant to the terms of the License Agreement.  The License Agreement requires that Samsung pay Rambus cash payments over the next five years of (i) a fixed amount of $25,000,000 each quarter during 2010 and the first two quarters of 2011, and (ii) thereafter, $25,000,000 adjusted up or down based on certain levels of Samsung revenue for DRAM products licensed under the License Agreement for each quarter after 2010 and subject to a minimum of $10,000,000 and a maximum of $40,000,000 for each quarter.  In addition, additional payments or certain adjustments to the payments by Samsung to Rambus under the License Agreement may be due for certain acquisitions of businesses or assets by Samsung involving licensed products.  The License Agreement and the licenses granted thereunder may be terminated upon a material breach by a party of its obligations under the agreement, a bankruptcy event involving a party or a change of control of Samsung subject to certain conditions.

Stock Purchase Agreement

Under the Stock Purchase Agreement, on January 19, 2010, Samsung purchased from Rambus 9,576,250 shares of common stock of Rambus (the “Shares”), for an aggregate of $200,000,000 in cash, at a price per share equal to $20.885 (which was the average of the open and close trading price of Rambus common stock on The NASDAQ Global Select Market on January 15, 2010, the last trading day prior to the date of the Stock Purchase Agreement).  The Shares represent approximately 8.3% of the total outstanding shares of Rambus common stock after giving effect to the issuance thereof. The issuance of the Shares by Rambus to Samsung was made through a private transaction.  The Stock Purchase Agreement provides Samsung a one-time put right, beginning 18 months after the date of the Stock Purchase Agreement and extending to 19 months after the date of the Stock Purchase Agreement, to elect to put back to Rambus up to 4,788,125 of the Shares at the original issue price of $20.885 per share (for an aggregate purchase price of up to $100,000,000).

The Stock Purchase Agreement prohibits the transfer of the Shares by Samsung for 18 months after the date of the Stock Purchase Agreement, subject to certain exceptions.  After expiration of the transfer restriction period, the Stock Purchase Agreement provides that Samsung may transfer a limited number of shares on a daily basis, provides Rambus with a right of first offer for proposed transfers above such daily limits, and, if no sale occurs to Rambus under the right of first offer, allows Samsung to transfer the Shares.  Under the Stock Purchase Agreement, Rambus has also agreed that after the transfer restriction period, Samsung will have certain rights to register the Shares for sale under the securities laws of the United States, subject to customary terms and conditions.

In addition, until 18 months after the date of the Stock Purchase Agreement, subject to customary exceptions, Samsung is subject to a standstill agreement that prohibits Samsung from, among other things, acquiring additional shares of common stock of Rambus, commencing or endorsing any tender offer or exchange offer for shares of common stock of Rambus, participating in any solicitation of proxies with respect to voting any shares of common stock of Rambus, or announcing or submitting any proposal or offer concerning any extraordinary transaction involving Rambus.  Samsung is also subject to a voting agreement under the Stock Purchase Agreement that provides that Samsung will vote its Shares in favor of routine proposals (related to election of directors, certain compensation matters, authorized share capital increases and approval of the independent auditors) that are recommended by the Board of Directors of Rambus at any stockholder meeting.  In all other matters, the voting agreement contained in the Stock Purchase Agreement requires that Samsung vote its Shares in the same proportion as the votes that are cast by all other holders of shares of common stock of Rambus.  The voting agreement under the Stock Purchase Agreement terminates (i) with respect to Shares that Samsung transfers in accordance with the provisions of the Stock Purchase Agreement, (ii) upon a change of control or bankruptcy event involving Rambus or (iii) when Samsung owns less than 3% of the outstanding shares of common stock of Rambus.

The foregoing descriptions of the Settlement Agreement, the License Agreement and the Stock Purchase Agreement are qualified in their entirety by reference to the full text of the agreements which Rambus intends to file with the Securities and Exchange Commission as exhibits to the applicable periodic report and are incorporated by reference herein.  Rambus also intends to seek confidential treatment of certain terms of the agreements in connection with the filing of such agreements in accordance with the procedures of the Securities and Exchange Commission.

Item 3.02 — Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01 under the heading “Stock Purchase Agreement,” which is incorporated herein by reference.

Item 8.01 — Other Events.

On January 19, 2010, Rambus and Samsung signed a memorandum of understanding relating to a new generation of memory technologies which brings together Samsung’s leadership in memory technologies with Rambus’ innovations in high performance memory interfaces. Rambus and Samsung will initially focus on graphics and mobile memory solutions and will further review a potential collaboration on server and high-speed NAND Flash memories.

A copy of the joint press release issued by Rambus and Samsung regarding the transactions described in this report is attached as an exhibit to this Current Report on Form 8-K.  The information in the joint press release that is an exhibit to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 9.01—Financial Statements and Exhibits.

(d)         Exhibits.

99.1                      Joint Press Release of Rambus and Samsung, issued on January 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2010	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Joint Press Release of Rambus and Samsung, issued on January 19, 2010.